EXHIBIT 4.1




                               INTER-CON/PC, INC.
             2000 NON-EMPLOYEE DIRECTORS AND CONSULTANTS STOCK PLAN

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TABLE OF CONTENTS


SECTION   CONTENTS                                                          PAGE
-------   --------                                                          ----

1.        General Purpose of Plan; Definitions..............................  1

2.        Administration....................................................  2

3.        Stock Subject to Plan.............................................  3

4.        Eligibility.......................................................  3

5.        Stock Options.....................................................  3

6.        Restricted Stock..................................................  5

7.        Transfer, Leave of Absence, Etc. .................................  6

8.        Amendments and Termination........................................  7

9.        Unfunded Status of Plan...........................................  7

10.       General Provisions................................................  7

11.       Effective Date of Plan............................................  8

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                               INTER-CON/PC, INC.
             2000 NON-EMPLOYEE DIRECTORS AND CONSULTANTS STOCK PLAN


     SECTION 1. General Purpose of Plan; Definitions.

     The name of this plan is the Inter-Con/PC, Inc. 2000 Non-employee Directors and Consultants Stock Plan (the "Plan"). The purpose of the Plan is to enable Inter-Con/PC, Inc. (the "Company") to retain and attract Non-employee Directors and Consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     a. "Agreement" means an agreement by and between the Company and an optionee or recipient of restricted stock under the Plan setting forth the terms and conditions of the option or award.

     b. "Board" means the Board of Directors of the Company as it may be comprised from time to time.

     c. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

     d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     e. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee is in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     f. "Consultant" means any person, including an advisor, engaged by the Company or any Parent Corporation or Subsidiary of the Company to provide services, who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A Non-Employee Director may serve as a Consultant. However, a Consultant shall not include any individual whose services relates to or is in connection with any capital raising activity or the promotion or maintenance, whether directly or indirectly, of a market for the Company's securities.

     g. "Company" means Inter-Con/PC Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

     h. "Disability" means permanent and total disability as determined by the Committee.

     i. "Fair Market Value" of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market or the Nasdaq Small Cap Market, the last reported sales price on such principal exchange or the Nasdaq Stock Market or Nasdaq Small Cap Market on the date in question, or if such Stock has not been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market or Nasdaq Small Cap Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market or the Nasdaq Small Cap Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board System and the "Pink Sheets", the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.


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     j.   "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

     k. "Non-Qualified Stock Option" means any Stock Option granted under this plan.

     l. "Outside Director" means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

     m. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     n. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 6 below.

     o.   "Retirement" means Normal Retirement or Early Retirement.

     p.   "Stock" means the Common Stock, no par value, of the Company.

     q. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

     r. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     SECTION 2. Administration.

     The Plan shall be administered by the Board of Directors or, if available, by a Committee of at least two directors, all of whom shall be Non-Employee Directors and Outside Directors, who shall serve at the pleasure of the Board.

     The Committee shall, subject to Section 4, have the power and authority to grant Stock Options and Restricted Stock to eligible individuals, pursuant to the terms of the Plan.

     In particular, the Committee shall have the authority:

     (i) to select the optionees and participant, to whom Stock Options or Restricted Stock, may from time to time be granted hereunder;

     (ii) to determine whether and to what extent Stock Options or Restricted Stock are to be granted hereunder;

     (iii) to determine the number of shares to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option and/or the shares of Stock relating thereto); and


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     (v)    to determine whether, to what extent and under what circumstances
            Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to officers of the Company the authority to exercise the powers specified in paragraphs (i), (ii), (iii), (iv) and (v).

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and any Plan participants.

     SECTION 3. Stock Subject to Plan.

     (a) The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,000,000. Such may consist, in whole or in part, of authorized and unissued shares.

     (b) If any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan. Upon a stock-for-stock exercise of a Stock Option or the withholding of Stock for the payment of the option price or taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining available for distribution under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

     SECTION 4. Eligibility.

     Non-Employee Directors and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Parents or Subsidiaries are eligible to be granted Stock Options or Restricted Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

     SECTION 5. Stock Options.

     Any Stock Option granted under the Plan shall be in such form and upon such terms and conditions as the Committee may from time to time approve. The Committee shall have the authority to grant any eligible optionee Stock Options. In addition, subject to the restrictions contained in this Plan and applicable law, the Committee shall have the authority to modify the terms and conditions of any previously granted Stock Option.

     The Stock Options granted under the Plan are Non-Qualified Stock Options. No Options shall be granted under the Plan after August 10, 2010.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.


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     (a)  Option Price. The option price per share of Stock purchasable under a
          Stock Option shall be determined by the Committee at the time of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee.

     (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant, subject to the restrictions stated in Paragraph 5(b) above. In the event that the Committee does not determine the time at which a Stock Option shall be exercisable, such Stock Option shall be exercisable one year after the date of grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company. Notwithstanding anything contained in the Plan to the contrary, unless the award agreement or consulting agreement of an individual receiving a Stock Option provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise or vesting provisions, for a period specified by the Company, but not to exceed sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or
          (iii) the transfer of all or substantially all of the assets of the Company or the acquisition of beneficial ownership of 50% or more of the outstanding stock of the Company. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, at the time of grant or exercise, payment in full or in part may also be made in the form of Stock already owned by the optionee (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised). If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value (Fair Market Value less exercise price) equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the right to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

     (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Termination by Death. If an optionee's service with the Company or any Subsidiary or Parent Corporation terminates by reason of death, any Stock Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.


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     (g)  Termination by Reason of Disability. If an optionee's service with the
          Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year (or such shorter period as the Committee shall specify at grant) from the date of such termination or the expiration of the stated term of the option, whichever period is shorter.

     (h) Other Termination. Unless otherwise determined by the Committee, if an optionee's service with the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option may be exercised to the extent it was exercisable at such termination, for the lesser of three months from the date of termination or the balance of the option's term, whichever period is shorter, except that if the optionee is terminated for Cause by the Company or any Subsidiary or Parent Corporation, the Stock Option shall thereupon terminate immediately.

     (i) Extension of Exercise Period. At any time prior to or upon an optionee's termination of service by reason of death, Disability or other termination, other than termination for Cause by the Company or any Subsidiary or Parent Corporation, then the Committee, in its sole discretion, may extend the exercise period for part or all of the Stock Option, for any additional term which the Committee determines is in the best interest of the Company.

     (j) Replacement Options. In the event of a merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will be the surviving entity, the Committee, at its sole discretion, may assume or issue Stock Options under this plan to replace existing Stock Options of the acquired entity. The replacement options shall have an option price in which the excess of the aggregate Fair Market Value of the shares subjected to the option immediately after the replacement over the aggregate option price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the option immediately before such replacement over the aggregate option price of such shares. The Committee has discretion to issue replacement Stock Options whose terms conform with those of the existing Stock Options of the acquired company even if such terms conflict with the terms provided in this plan. The Committee shall not, in any event, issue replacement options which give the optionee's of the acquired company any additional benefits not then existing under their original Stock Options.

     SECTION 6. Restricted Stock.

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the Consultants of the Company or any Parent or Subsidiary Corporation to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

          (i) Each participant shall be issued a stock certificate representing shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                        The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Inter-Con/PC, Inc. 2000 Non-


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                        employee Directors and Consultants Stock Plan and an
                        Agreement entered into between the registered owner and Inter-Con/PC, Inc. Copies of such Plan and Agreement are on file in the offices of Inter-Con/PC, Inc., 7667 Equitable Drive, Suite 101, Eden Prairie, MN 55344.

          (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

          (ii) Except as provided in paragraph (c)(i) of this Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 10). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

          (iii) Subject to the provisions of any award agreement or consulting agreement and paragraph (c)(iv) of this Section 6, upon termination of service for any reason during the Restriction Period, all shares still subject to restriction shall be immediately forfeited by the participant.

          (iv) In the event of special hardship circumstances of a participant whose service is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

          (v) Notwithstanding the foregoing, unless the Restricted Stock Award or consulting agreement of an individual receiving a Restricted Stock Award provides otherwise, the restrictions and conditions of a Restricted Stock Award shall lapse within a period specified by the Company, but not to exceed sixty
                  (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of all or substantially all of the assets of the Company or 50% or more of the outstanding stock of the Company. The grant of a Restricted Stock Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     SECTION 7. Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of service:


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     (a)  a transfer of a participant from the Company to or from a Parent
          Corporation or Subsidiary to the Company, or from one Subsidiary to another;

     (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

     (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the participant's right to continued service is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the participant returns to work within 30 days after the end of such leave.

     SECTION 8. Amendments and Termination.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option or, Restricted Stock theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other regulatory requirements.

     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

     SECTION 9. Unfunded Status of Plan.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     SECTION 10. General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (b) Subject to paragraph (d) below, recipients of Restricted Stock awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

     (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Non-employee Director or Consultant of the Company or any Subsidiary


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          any right to continued service with the Company or any Parent or
          Subsidiary Corporation, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary Corporation to terminate the engagement of any of its Non-employee Directors or Consultants at any time.

     (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company or any Parent or Subsidiary Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

     (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of service for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of service with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

     (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     SECTION 11. Effective Date of Plan.

     The Plan is effective August 11, 2000. The offering of the shares hereunder shall be also subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

-------------------------

Adopted by the Board of Directors on August 11, 2000, as amended on December 4, 2000.


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